                                                   Filed Pursuant to Rule 424(c)
                                                      Registration No. 333-40513


PROSPECTUS SUPPLEMENT NO. 4
DATED SEPTEMBER 30, 1998
(TO PROSPECTUS DATED MARCH 31, 1998)

                                  $143,750,000

                        COEUR D'ALENE MINES CORPORATION

              7 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2005

                            ------------------------

     Based on information available to the Company, the total principal amount of Debentures that currently may be offered by the Selling Debentureholders pursuant to this Prospectus is $115,967,000. The table on pages 26 and 27 of the Prospectus setting forth information regarding the Selling Debentureholders is replaced by the following table:

                                                                                       PERCENT OF
                                                                                      $143,750,000
                                         PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                          OF DEBENTURES       DEBENTURES BEING         OUTSTANDING
                 NAME                   BENEFICIALLY OWNED         OFFERED             DEBENTURES
                 ----                   ------------------   -------------------   -------------------
MainStay Convertible Fund.............     $ 14,800,000         $ 14,800,000              10.30%
SG Cowen Securities Company...........       12,300,000           11,687,000               8.56
President and Fellows of Harvard
  College.............................       11,000,000            8,000,000               7.65
Argent Classic Convertible Arbitrage
  Fund (Bermuda) L.P..................        8,500,000            8,500,000               5.91
Triton Capital Investments, LTD.......        7,550,000            7,550,000               5.25
Forest Global Convertible Fund Series
  A-5.................................        6,825,000            6,825,000               4.75
J.P. Morgan & Co. Inc. ...............        7,500,000            7,500,000               5.22
Lipper Convertibles, L.P..............        6,000,000            6,000,000               4.17
Forest Fulcrum Fund LP................        5,150,000            5,150,000               3.58
JMG Convertible Investments, L.P. ....        4,000,000            4,000,000               2.78
Forest Alternative Strategies Fund
  A-5.................................        3,300,000            3,300,000               2.30
St. Clair Investments, L.P. ..........        3,000,000            3,000,000               2.09
Lipper Offshore Convertibles L.P......        2,500,000            2,500,000               1.74
New York Life Separate Account #7.....        2,500,000            2,500,000               1.74
Duckbill & Co.........................        1,625,000            1,625,000               1.13
GLG Global Convertible Fund PLC.......        1,550,000            1,550,000               1.08
HSBC Securities Inc. #410.............        1,550,000            1,550,000               1.08
KA Management Ltd.....................        1,339,500            1,339,500                  *
TQA Vantage Fund, L.P.................        1,200,000              690,000                  *
K.A. Trading L.P......................        1,010,500            1,010,500                  *
ABN-AMRO Incorporated.................        1,000,000            1,000,000                  *
Argent Classic Convertible Arbitrage
  Fund LP.............................        1,000,000            1,000,000                  *
Commonwealth Life Insurance
  Company -- (Teamsters -- Camden
  Non-Enhanced).......................        1,000,000            1,000,000                  *
Commonwealth Life Insurance
  Comp. -- Stock TRAC (Teamsters I)...        1,000,000            1,000,000                  *
Fortis Services Fund, Inc. -- Growth &
  Income Series.......................        1,000,000            1,000,000                  *
Security Insurance Company of
  Hartford............................        1,000,000            1,000,000                  *
Tribeca Investments, L.L.C............        1,000,000            1,000,000                  *
TQA Arbitrage Fund, L.P...............          950,000              490,000                  *
Forest Alternative Strategies Fund
  A-5I................................          800,000              800,000                  *
Phoenix Home Life Convertible Fund....          750,000              750,000                  *
MainStay VP Convertible Fund..........          700,000              700,000                  *
TQA Leverage Fund, L.P................          675,000              675,000                  *

                                                                                       PERCENT OF
                                                                                      $143,750,000
                                         PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                          OF DEBENTURES       DEBENTURES BEING         OUTSTANDING
                 NAME                   BENEFICIALLY OWNED         OFFERED             DEBENTURES
                 ----                   ------------------   -------------------   -------------------
TQA Vantage Plus Fund, Ltd............          675,000              675,000                  *
LLT Limited...........................          600,000              600,000                  *
Reserve Convertible Securities Fund...          550,000              550,000                  *
Providian Life & Health (Camden)......          500,000              500,000                  *
Silverton International Fund
  Limited.............................          500,000              500,000                  *
Zazove Convertible Fund, L.P..........          500,000              500,000                  *
TQA Arbitrage Fund, L.P. .............          490,000              490,000                  *
Forest Alternative Strategies Fund
  A-5M................................          400,000              400,000                  *
Pacific Horizon Capital Income Fund...          400,000              400,000                  *
Fox Family Portfolio Management.......          365,000              365,000                  *
McMahan Securities Company, L.P. .....          350,000              350,000                  *
Forest Alternative Strategies Fund
  B-3.................................          266,000              266,000                  *
Fortis Equity Portfolio,
  Inc. -- Fortis Growth & Income
  Portfolio...........................          250,000              250,000                  *
LDG Limited...........................          250,000              250,000                  *
Forest Global Convertible Fund Series
  B-5.................................          200,000              200,000                  *
Forest Global Convertible Fund Series
  B-3.................................          195,000              195,000                  *
Forest Greyhound......................          195,000              195,000                  *
Forest Global Convertible Fund Series
  B-1.................................          185,000              185,000                  *
Worldwide Transactions Ltd............          170,000              170,000                  *
Forest Global Convertible Fund Series
  B-2.................................          160,000              160,000                  *
SoundShare Partners L.P. .............          135,000              135,000                  *
Forest Performance Fund...............          134,000              134,000                  *
Fox Family Foundation DTD 10/10/87....          100,000              100,000                  *
Bank of America Convertible Securities
  Fund................................          110,000              110,000                  *
Employee Benefit Convertible Fund.....           55,000               55,000                  *
Caribbean Utilities Co., Ltd.
  Provident Fund, No. 5...............           50,000               50,000                  *
Evangelical Lutherin Synod
  Foundation..........................           50,000               50,000                  *
Forest Global Convertible Fund
  Series A............................           50,000               50,000                  *
Foundation Pension Fund Isla..........           50,000               50,000                  *
Salomon Brothers Inc..................           50,000               50,000                  *
Pacific Innovation Trust Capital
  Income Fund.........................           40,000               40,000                  *
                                           ------------         ------------              -----
          Total.......................     $120,550,000         $115,967,000              80.67%
                                           ============         ============              =====

---------------
* Less than 1%